UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2021

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California		92610-2831
(Address of Principal Executive Offices)		(Zip Code)

(949) 614-1740

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 3, 2021, Kaiser Aluminum Corporation (the "Company") and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (formerly known as the United Steelworkers of America, AFL-CIO, CLC) (the "USW") amended and restated the terms of the amended and restated director designation agreement dated December 12, 2019 (the "Amendment").

Prior to the entry of the Amendment, the USW had the right to designate for nomination the minimum number of candidates necessary to ensure that, assuming such candidates are elected by the Company’s stockholders, at least 40% of the members of the Company’s board of directors (the "Board") immediately following such election of directors who were designated by the USW, provided that the Company had the ability to increase the size of the Board from 10 to up to 12 members without increasing the number of candidates that the USW had the right to designate for nomination.  The Amendment provides that the Company now has the ability to increase the size of the Board to 13 members without increasing the number of candidates that the USW has the right to designate for nomination.  Furthermore, the Amendment provides that if the Company’s Board size is not reduced from 13 to 12 members immediately following the Company’s 2023 annual meeting of stockholders, the Company and the USW will revisit the size of the Board and the USW’s nomination right, and, absent a mutual agreement on or before the Company’s 2024 annual meeting of stockholders, the USW’s nomination right shall increase to 5 candidates until the size of the Board is reduced to not more than 12 members.

The preceding description of Amendment is a summary and is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, as part of the Company’s continuing effort to refresh the Board and increase diversity, the Company increased the number of authorized members of the Board from 11 to 13 members and appointed Michael C. Arnold and Kevin W. Williams to fill the vacancies on the Board resulting from the increase of authorized members of the Board.

Mr. Arnold, 65, is retired President and Chief Executive Officer of Ryerson Inc., a processor and distributor of industrial metals, and has previously held various senior management positions with The Timken Company from 1979 to 2010, including Executive Vice President; President, Bearings and Power Transmission Group; President, Industrial Group; Vice President, Bearings and Business Process Advancement; Director, Bearings and Business Process Advancement; and Director, Manufacturing and Technology, Europe, Africa and West Asia (Europe).  Mr. Arnold has served on the board of directors of AGCO Corporation since 2013 and has served as the lead independent director since January 2021.  Mr. Arnold holds a Bachelor’s degree in mechanical engineering and a Master’s degree in sales and marketing from University of Akron.  The Board appointed Mr. Arnold as a director because of his extensive manufacturing and distribution expertise in metals industries and public company board experience, as well as his mergers and acquisition and supply chain experience in metals industries.  Mr. Arnold will serve as a Class III director with a term expiring at the Company’s 2024 annual meeting of stockholders and will serve on the Board’s compensation committee.

Mr. Williams, 59, has served as President and Chief Executive Officer of GAA Manufacturing and Supply Chain Management, a third party logistics and supply chain management company and one of the country's largest African American-owned businesses, since August 2018.  Mr. Williams previously served as President and Managing Director of General Motors of Canada Limited and Vice President and General Manager, Global Service and Parts Operations of General Motors Company.  Mr. Williams also held several other senior global roles at GM including chairman, president and managing director of GM de Mexico, Central America and the Cayman Islands; and global executive director of supplier quality and development for GM Worldwide and GM Europe among other assignments.  Mr. Williams holds a Bachelor’s degree in business administration and management, general from Tennessee State University and a Master of Science degree in business administration and management, general from Central Michigan University.  The Board appointed Mr. Williams as a director because of his extensive manufacturing, automotive and supplier quality and development expertise as well as experience in labor relations.  Mr. Williams will serve as a Class II director with a term expiring at the Company’s 2023 annual meeting of stockholders and will serve on the Board’s audit committee.

Messrs. Arnold and Williams will each receive the standard compensation provided to all of the Company’s non-employee directors. The standard compensation paid to non-employee directors includes an annual cash retainer, an annual grant of restricted stock, meeting fees and expense reimbursement. The annual cash retainer and annual grant of restricted stock for 2021 to 2022 for each of Messrs. Arnold and Williams will be prorated to reflect service on the Board of less than one full year prior to the next annual meeting of stockholders.

A copy of the press release announcing the election of Messrs. Arnold and Williams is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Director Designation Agreement dated September 3, 2021.
99.1	Press release dated September 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: September 7, 2021